UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Cross Border Resources, Inc.

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Preliminary Consent Revocation StatementSubject to Completion, Dated March 28, 2012

CONSENT REVOCATION STATEMENT

CROSS BORDER RESOURCES, INC.

22610 US Highway 281 N., Suite 218

San Antonio, TX 78258

[    ], 2012

CONSENT REVOCATION STATEMENT

BY THE BOARD OF DIRECTORS OF CROSS BORDER RESOURCES, INC.

IN OPPOSITION TO

A CONSENT SOLICITATION BY RED MOUNTAIN RESOURCES, INC.

This Consent Revocation Statement is furnished by the Board of Directors (the “Board”) of Cross Border Resources, Inc., a Nevada corporation (the “Company,” “Cross Border,” “we,” “us” or “our”), to the holders of outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in connection with your Board’s opposition to the solicitation of written stockholder consents (the “Dissident Group Consent Solicitation”) by Red Mountain Resources, Inc. (“RMR”), its wholly owned subsidiary, Black Rock Capital, Inc. (“Black Rock” and, together with RMR, “Red Mountain”), and its director nominees (the “Dissident Nominees” and, collectively with Red Mountain, the “Dissident Group”).

As you may be aware, the Dissident Group is attempting to seize control of Cross Border by soliciting consents for a number of proposals, the effect of which would be to gain control of Cross Border’s Board of Directors by adding Red Mountain’s handpicked Dissident Nominees to the Board, who would then control a majority of seats on the Board.

The Board strongly believes that Cross Border has the right Board and management team in place and that allowing the Dissident Group to seize control of the Board is not in the best interests of Cross Border or its stockholders. In addition, the Board believes that Cross Border’s stockholders should have serious concerns that the Dissident Nominees would have substantial conflicts of interest and would not be in a position to independently evaluate the Company’s strategic options.

In considering the Dissident Group’s proposals and the Dissident Group Consent Solicitation, the Board believes that it is important for the Company’s stockholders to recognize that Red Mountain currently has no duty to act in the best interests of the Company’s stockholders (including when selecting potential nominees to serve on your Board). It is possible that the Dissident Group’s intent is to effect a change in the composition of the Board with an aim to, subject to the Dissident Nominees’ fiduciary duties under Nevada law, facilitate a sale of the Company or its assets (in whole or in part) to RMR on terms favorable to RMR. In addition, because five of the six Dissident Nominees are officers or directors of RMR, your Board believes you should have significant concerns about their suitability to serve as directors of Cross Border and have access to confidential information about the Company’s assets and strategic business plan.

YOUR BOARD, WHICH IS COMPOSED OF A MAJORITY OF INDEPENDENT AND DISINTERESTED DIRECTORS, HAS UNANIMOUSLY DETERMINED THAT THE DISSIDENT GROUP CONSENT SOLICITATION IS CONTRARY TO THE BEST INTERESTS OF CROSS BORDER AND ITS STOCKHOLDERS AND OPPOSES THE SOLICITATION OF CONSENTS BY THE DISSIDENT GROUP. ACCORDINGLY, THE BOARD RECOMMENDS THAT YOU NOT SIGN ANY WHITE CONSENT CARD SENT TO YOU BY THE DISSIDENT GROUP. WHETHER OR NOT YOU HAVE PREVIOUSLY EXECUTED A WHITE CONSENT CARD AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, THE BOARD URGES YOU TO SIGN, DATE AND DELIVER THE ENCLOSED BLUE REVOCATION CARD AS SOON AS POSSIBLE.

Please note that the Company disputes the validity of the Dissident Group Consent Solicitation under Cross Border’s Bylaws (the “Bylaws”) and Nevada law. On February 27, 2012, the Board amended the Bylaws to eliminate the ability of Cross Border’s stockholders to act by written consent, thus eliminating the ability of stockholders such as Red Mountain to wage costly consent solicitations such as the one at hand that consume significant Company time and other resources. Since the Dissident Group had not, as of such date, delivered a sufficient number of valid consents to enact their proposals, the Company does not believe that the Dissident Group Consent Solicitation is valid under the Company’s Bylaws and therefore is being waged in violation of the Bylaws under Nevada law. While the Board does not believe that the Dissident Group Consent Solicitation is permissible under Nevada law, the Board has determined to solicit consent revocations out of an abundance of caution in the event a court rules that the Dissident Group Consent Solicitation is valid.

This Consent Revocation Statement and the enclosed BLUE Consent Revocation Card are first being mailed to stockholders on or about [ ], 2012. If you have any questions about giving your consent revocation or require assistance, please call Will Gray, Cross Border’s Chief Executive Officer, at 210-226-6700.

This Consent Revocation Statement contains important information as to why you should, and how to, submit the accompanying BLUE Consent Revocation Card to revoke any white consent card that you previously returned to the Dissident Group. We urge you to read it carefully. Regardless of the number of shares you own, your revocation of consent is important. Please act today. Your Board greatly appreciates your continued support.

Yours sincerely,

Everett Willard Gray, II
Chief Executive Officer and Chairman of
the Board of Directors

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FORWARD LOOKING STATEMENTS

This Consent Revocation Statement contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements.

These forward-looking statements are based on the Board’s beliefs and assumptions and on information currently available to the Board. The Board believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Board does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in the section entitled “Risk Factors” of Cross Border’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2012 and additional risk factors described from time to time in the reports the Company files with the SEC.

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DESCRIPTION OF THE DISSIDENT GROUP CONSENT SOLICITATION

As set forth in its consent solicitation materials filed with the SEC, the Dissident Group is soliciting consents (collectively, the “Dissident Group Consent Proposals”) to:

Proposal No. 1:	Amend Article IV, Section 15 of the Company’s Bylaws to provide that stockholders have the ability to fix the size of the Company’s Board of Directors (the “Board”) and to increase the size of the Board to eleven directors (the “Board Size Proposal”);

Proposal No. 2:	Amend Article IV, Section 18 of the Bylaws to allow newly created directorships resulting from an increase in the size of the Board to be filled by a vote of the stockholders (the “Vacancy Proposal”);

Proposal No. 3:	Subject to approval of Proposals 1 and 2, elect each of Alan W. Barksdale, Paul N. Vassilakos, Richard Y. Roberts, Lynden B. Rose, Randell K. Ford and William F. Miller, III (each, a “Nominee” and collectively, the “Nominees”) to serve as a director of Cross Border (or, if any such Nominee is unable or unwilling to serve as a director of Cross Border, any other person designated as a Nominee by Red Mountain) (the “Election Proposal”);

Proposal No. 4:	Repeal the amendments to the Bylaws adopted by the Board on November 14, 2011 which added Article XIII – Acquisition of a Controlling Interest (the “Bylaw Amendment Repeal Proposal”); and

Proposal No. 5:	Remove the power of the Board to amend the Bylaws prior to the next annual meeting of stockholders and repeal any provision of the Bylaws adopted by the Board in effect at the time this proposal becomes effective that was not included in the Bylaws as of the date of the initial filing of the Dissident Group’s Consent Solicitation on February 21, 2012 with the Securities and Exchange Commission (the “Bylaw Restoration Proposal”).

The Board Size Proposal, the Vacancy Proposal and the Election Proposal, taken together, are designed to enable Red Mountain to take control of the Board. The Bylaw Amendment Repeal Proposal is designed to remove a provision in the Bylaws that the Board recently adopted giving you, as stockholders, the ability to prevent a large stockholder from effectively controlling the stockholder decision making process without your or the Board’s consent to such stockholder exercising such power. If the Bylaw Amendment Repeal Proposal is adopted and the applicable bylaw amendment is repealed, all stockholders, including large stockholders, would have the ability to vote shares of common stock owned by them and have such votes tallied as they would be in any election, whether or not a large stockholder existed. This would mean, for instance, that a stockholder who accumulated just slightly more than 50% of the Company’s common stock would have the ability to single-handedly approve all matters that require a simple majority vote of stockholders, even though up to 49.9% of the stockholders might oppose that action. Even a stockholder who only accumulated 45% of the Company’s stock would only need to convince a few other stockholders to vote their shares alongside those of the 45% holder in order for the 45% holder to be able to effectively control the stockholder decision making process. The Bylaw Restoration Proposal is designed to nullify unspecified provisions of the Company’s Bylaws which may be adopted by the Board in its efforts to act in and protect the best interests of the Company and its stockholders.

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Please note that the Company disputes the validity of the Dissident Group Consent Solicitation under the Bylaws and Nevada law. On February 27, 2012, the Board amended Cross Border’s Bylaws to eliminate the ability of Cross Border’s stockholders to act by written consent, thus eliminating the ability of stockholders such as Red Mountain to wage costly consent solicitations such as the one at hand that consume significant Company time and other resources. Since the Dissident Group had not, as of such date, delivered a sufficient number of valid consents to enact their proposals, the Company does not believe that the Dissident Group Consent Solicitation is valid under the Company’s Bylaws and therefore is being waged in violation of the Bylaws under Nevada law. While the Board does not believe that the Dissident Group Consent Solicitation is permissible under Nevada law, the Board has determined to solicit consent revocations out of an abundance of caution in the event a court rules that the Dissident Group Consent Solicitation is valid.

YOUR BOARD, WHICH IS COMPOSED OF A MAJORITY OF INDEPENDENT AND DISINTERESTED DIRECTORS, HAS UNANIMOUSLY DETERMINED THAT THE DISSIDENT GROUP CONSENT SOLICITATION IS CONTRARY TO THE BEST INTERESTS OF CROSS BORDER AND ITS STOCKHOLDERS AND OPPOSES THE SOLICITATION OF CONSENTS BY THE DISSIDENT GROUP. ACCORDINGLY, THE BOARD RECOMMENDS THAT YOU NOT SIGN ANY WHITE CONSENT CARD SENT TO YOU BY THE DISSIDENT GROUP.

WHETHER OR NOT YOU HAVE PREVIOUSLY EXECUTED A WHITE CONSENT CARD AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, THE BOARD URGES YOU TO SIGN, DATE AND DELIVER THE ENCLOSED BLUE REVOCATION CARD AS SOON AS POSSIBLE.

If you have any questions about giving your consent revocation or require assistance, please call Will Gray, Cross Border’s Chief Executive Officer, at 210-226-6700.

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REASONS TO REJECT THE DISSIDENT GROUP CONSENT PROPOSALS

The Board Size Proposal, the Vacancy Proposal and the Election Proposal, taken together, are designed to enable Red Mountain to take control of the Board. The Bylaw Amendment Repeal Proposal is designed to remove a provision in the Bylaws that the Board recently adopted protecting you, as stockholders, from a large stockholder effectively controlling the stockholder decision making process without your or the Board’s consent to such stockholder exercising such power. If the Bylaw Amendment Repeal Proposal is adopted and the applicable bylaw amendment is repealed, all stockholders, including large stockholders, would have the ability to vote shares of common stock owned by them and have such votes tallied as they would be in any election, whether or not a large stockholder existed. This would mean, for instance, that a stockholder who accumulated just slightly more than 50% of the Company’s common stock would have the ability to single-handedly approve all matters that require a simple majority vote of stockholders, even though up to 49.9% of the stockholders might oppose that action. Even a stockholder who only accumulated 45% of the Company’s stock would only need to convince a few other stockholders to vote their shares alongside those of the 45% holder in order for the 45% holder to be able to effectively control the stockholder decision making process. The Bylaw Restoration Proposal is designed to nullify unspecified provisions of the Company’s Bylaws which may be adopted by the Board in its efforts to act in and protect the best interests of the Company and its stockholders. The Board believes you should reject the Dissident Group Consent Proposals for the following reasons:

The Dissident Group Consent Solicitation is an attempt to seize control of the Board from the directors who are acting in the best interests of Cross Border’s stockholders.

•	The Board believes that the Dissident Group is attempting to pressure stockholders into making a rushed judgment about the future of Cross Border by soliciting written consents immediately in advance of the Company’s 2012 Annual Meeting. All of the current members of the Cross Border Board will be up for election at that time and the Board believes that ALL stockholders should have the opportunity to participate in the election of the full Board at that time. One of the primary purposes of an annual stockholders meeting is to provide a forum for open discourse among stockholders, the board and management as to the future direction of the Company. Stockholders will have an opportunity to voice any concerns they may have regarding the Company’s present direction and leadership, and other stockholders, members of the Board and management will have an opportunity to respond. Following that discourse, stockholders will have an opportunity, considering in part the information they gather from the dialogue at the Annual Meeting, to vote on the matters subject to vote at the Annual Meeting, including the election of directors.

Please be advised, however, that while the Company will not seek to prohibit any proxy solicitation conducted by the Dissident Group at the 2012 Annual Meeting, the Company will enforce the amendments to the Bylaws adopted on November 14, 2011 which added a new Article XIII, “Acquisition of a Controlling Interest.” The amendments (the “Control Share Amendments”) generally provide that any person or associated group of persons who acquire 30% or more of the outstanding Common Stock of Cross Border (a “controlling interest”) obtains only such voting rights with respect to any shares of Common Stock such person(s) acquired after acquiring a controlling interest and any shares of Common Stock acquired within 90 days immediately preceding the date when such person(s) acquired a controlling interest as are conferred by a resolution of the stockholders of Cross Border approved by the holders of a majority of the voting power of Cross Border, excluding certain shares of the acquirer and any person that has agreed to act in concert with the acquirer with respect to the Common Stock of Cross Border.

The Board believes that the solicitation of proxies by the Dissident Group for the Company’s 2012 Annual Meeting, in and of itself, will result in RMR and Black Rock being deemed “Acquiring Persons” under the “Acquisition of a Controlling Interest” provision in the Company’s Bylaws thereby restricting the voting rights of all shares acquired or controlled by RMR and Black Rock after or within the 90 days immediately preceding the date they became “Acquiring Persons.” The Board believes that, in the event a stockholder delivers a proxy to RMR and Black Rock in connection with the 2012 Annual Meeting, that stockholder becomes “associated” with RMR and Black Rock for the purposes of exercising voting rights. In light of such stockholder becoming “associated” with RMR and Black Rock for such purpose, to the extent that such stockholder’s proxy, together with all other proxies granted by other stockholders, would cause RMR and Black Rock to possess voting rights with respect to 30% or more of the outstanding common stock of Cross Border, the Company believes that the Control Share Amendments operate to restrict the voting rights of such stockholder’s shares with respect to any proposals or director nominees the Dissident Group puts forth at the Company’s 2012 Annual Meeting unless and until such voting rights are granted by the holders of a majority of the Common Stock not included in the “association.” The Company believes that as a result of the Control Share Amendments, any stockholder whose shares would have been subject to restricted voting rights based upon their delivery of a proxy to RMR and Black Rock will only be able to vote in favor of any proposals or director nominees that the Dissident Group puts forward at the 2012 Annual Meeting by actually attending the 2012 Annual Meeting in person. As described in further detail below under “Background,” the applicability of the Control Share Amendments to the solicitation of proxies by RMR and Black Rock is currently the subject of litigation in the State of Nevada.

•	A consent in favor of the Dissident Group Consent Proposals would be a consent to reconstitute the Board such that your duly elected directors will no longer represent a majority of the members of the Board. Instead, the Dissident Nominees would comprise a majority of the Board and would effectively have the power to control all decisions of the Board.

•	The existing Board has a strong track record of acting in the best interests of Cross Border’s stockholders. A majority of the members of the Board are independent and disinterested directors who are committed to enhancing value for all of the Company’s stockholders.

•	Red Mountain is neither providing other stockholders with a control premium nor a clear and defined path to realizing value for their investment in the Company. The Board believes that it is not in the best interest of all stockholders to turn over control of the Company to any individual stockholder or group of stockholders. We want to emphasize that your Board is firmly committed to acting in the best interests of the Company and all its stockholders.

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•	From the Board’s perspective, the Dissident Group’s Consent Solicitation Statement provides no indication as to how the Dissident Nominees would operate the Company different from the current Board. It is possible that the Dissident Group’s intent is to effect a change in the composition of the Board with an aim to, subject to the Dissident Nominees’ fiduciary duties under Nevada law, facilitate a sale of the Company or its assets (in whole or in part) to RMR on terms favorable to RMR. Your Board believes you have a right to be advised of RMR’s ultimate intentions with respect to its proposed changes to the Board and the strategic direction of the Company before RMR asks you to consent to a change in the composition of the Board.

•	Prior to RMR first filing a preliminary version of its Consent Solicitation Statement with the SEC, RMR had never provided the Company with any nominations for directors, proposals for stockholder resolutions or suggestions for business combinations. Had RMR approached the Company with constructive proposals prior to waging a consent solicitation, the Company would have gladly engaged in productive discussions with RMR.

•	The solicitation itself is consuming time and resources that would be better spent on improving the Company’s business and strategic position, thereby undermining the Company’s implementation of its goal of maximizing stockholder value. With that goal in mind, the Board has been engaged in an evaluation of numerous strategic alternatives including capital raising and other financing opportunities, asset divestitures, joint ventures and/or a corporate sale, merger or other business combination.

The Dissident Nominees have conflicts of interest and are not in a position to best serve the interests of the Company’s stockholders.

•	The Dissident Group would like you to believe that the Dissident Nominees, if elected, would be able to oversee the Company’s business and pursue the best interests of the Company’s stockholders free from conflicts of interest. However, the Board believes that the Company’s stockholders should have serious concerns that the Dissident Nominees would have substantial conflicts of interest and would not be in a position to independently evaluate the Company’s business and undertake a review of all of the Company’s strategic options.

•	Five of the six Dissident Nominees are current officers or directors of RMR. In addition, both Cross Border and RMR are engaged in the business of oil and gas exploration. While if elected to the Board, the Dissident Nominees would be subject to their fiduciary duties under Nevada law, given the tremendous overlap between Cross Border’s and RMR’s lines of business, your Board believes you should have significant concerns regarding the Dissident Nominees’ ability to effectively govern both Cross Border and RMR concurrently, and have access to confidential information of both companies, without conflicts of interests or divided loyalties.

•	Your Board has always acted with integrity, and believes that integrity is an essential condition to Board membership. With that in mind, your Board believes that you should have significant concerns relating to the disclosure in the Dissident Group’s Consent Solicitation Statement regarding certain allegations made by the National Association of Securities Dealers, Inc. (“NASD”) against Alan W. Barksdale. According to the Dissident Group, in 2004 the NASD alleged that Mr. Barksdale solicited an attorney to make contributions to officials of an issuer with which Stephens Inc. was engaging in municipal securities business. Mr. Barksdale was an investment banker of Stephens at the time. Without admitting or denying the allegations, Mr. Barksdale entered into an acceptance, waiver and consent decree that provided for a 30-day suspension from associating with any NASD member and a $5,000 fine.

Cross Border has already addressed, or is in the process of addressing, the core business and governance concerns communicated by RMR.

•	The Dissident Group’s complaint about the lack of a recent annual meeting of the Company’s stockholders is moot. The Company has already scheduled the date for its 2012 annual meeting of stockholders for May 9, 2012. At that meeting, all of the current members of the Board will be up for election. While the Dissident Group’s complaint regarding holding of annual meetings may relate to the Company’s predecessor, the Company was formed in January, 2011 with a shareholder vote, and in the Board’s view, May, 2012 is a very reasonable timeframe for the Company’s first annual meeting as it will be a reasonable period of time after the Company’s first annual audit is completed. The Dissident Group is forcing the Company to waste valuable time and financial resources fighting a consent solicitation when the Dissident Group, as well as ALL other stockholders of the Company, will have an opportunity to voice their concerns at the ballot box at the Company’s 2012 annual meeting.

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•	The Board is committed to enhancing stockholder value by exploring all strategic options available to the Company. The Company entered into a letter of intent relating to a potential merger with American Standard Energy Corp. (“American Standard”) in furtherance of that goal. Ultimately the Company determined that it would not be in the Company’s or its stockholders’ best interests to consummate a merger with American Standard at this time, and the Company broke off discussions with American Standard prior to entering into a binding agreement to consummate a transaction. The Board believes it acted in the Company’s and the stockholders’ best interests in pursuing what appeared to be a promising opportunity, and similarly acted in the Company’s and the stockholders’ best interests when, after further investigation and due diligence, it determined that a merger with American Standard would not be beneficial to stockholders at this time. The Dissident Group apparently concurs with the Board’s ultimate decision to not pursue the American Standard transaction, and is apparently upset with the Company’s determination to even consider a potential value enhancing proposition in the first place.

•	Cross Border has executed its business strategy in its first year as a public company to increase reserves, production and cash flow. To facilitate this, the Company raised private capital, a strategy that was embraced by the Dissident Group as evidenced by its participation in the capital raise. In 2012, the Company plans to raise capital to support the numerous low to moderate risk drilling and workover oil opportunities that have been identified and already proposed by many of the Company’s operating partners. The Company believes that successful execution of this strategy will further add value to the Company and its stockholders. However, the Company remains attentive to alternative strategic opportunities such as a merger with, or acquisition of, another company or companies, including with members of the Dissident Group.

The Dissident Group Consent Solicitation is an attempt to disenfranchise Cross Border’s stockholders with respect to a recent voting right granted to them pursuant to a Bylaw amendment adopted by your Board.

•	On November 14, 2011, your Board adopted the Control Share Amendments. The Control Share Amendments generally provide that any person or associated group of persons who acquire 30% or more of the outstanding Common Stock of Cross Border (a “controlling interest”) obtains only such voting rights with respect to any shares of Common Stock such person(s) acquired after acquiring a controlling interest and any shares of Common Stock acquired within 90 days immediately preceding the date when such person(s) acquired a controlling interest as are conferred by a resolution of the stockholders of Cross Border approved by the holders of a majority of the voting power of Cross Border, excluding certain shares of the acquirer and any person that has agreed to act in concert with the acquirer with respect to the Common Stock of Cross Border. The Board believes that the Dissident Group Consent Solicitation, in and of itself, results in RMR and Black Rock being deemed “Acquiring Persons” under the “Acquisition of a Controlling Interest” provision in the Company’s Bylaws. The Board believes that, in the event a stockholder delivers a consent to RMR and Black Rock, that stockholder becomes “associated” with RMR and Black Rock for the purposes of exercising voting/consent rights with respect to the Dissident Group Consent Proposals. In light of such stockholder becoming “associated” with RMR and Black Rock for such purpose, to the extent that such stockholder’s consent, together with all other consents granted by other stockholders, would cause RMR and Black Rock to possess voting/consents rights with respect to 30% or more of the outstanding common stock of Cross Border, the Company believes that the Control Share Amendments operate to restrict the voting/consent rights of such stockholder’s shares with respect to the Dissident Group Consent Proposals unless and until such voting/consent rights are granted by the holders of a majority of the Common Stock not included in the “association.” On December 13, 2011, RMR and Black Rock jointly filed a complaint in the Eighth Judicial District Court, Clark County, Nevada (the “District Court”) seeking, among other things, a declaration by the District Court that a proxy solicitation conducted by RMR and Black Rock would not, in and of itself, result in either RMR or Black Rock being deemed an “Acquiring Person” under the “Acquisition of a Controlling Interest” provision in the Company’s Bylaws. RMR and Black Rock subsequently amended their complaint to seek a declaration by the District Court that the Dissident Group Consent Solicitation would not trigger the “Acquisition of a Controlling Interest” provision in the Company’s Bylaws. The District Court dismissed RMR’s and Black Rock’s request for declaratory relief on the grounds that it was not properly plead as a derivative claim. The Company anticipates that RMR and Black Rock will amend their complaint and continue to pursue their arguments. The Company plans to vigorously contest any such action.

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•	Your Board adopted the Control Share Amendments to prevent any single stockholder from effectively controlling the outcome of all stockholder votes without your approval. If the Dissident Group Consent Solicitation is successful, you will lose the protections that your Board recently provided to you by the addition of this provision in the Bylaws. If the Bylaw Amendment Repeal Proposal is adopted and the Control Share Amendments are repealed, all stockholders, including large stockholders, would have the ability to vote shares of common stock owned by them and have such votes tallied as they would be in any election, whether or not a large stockholder existed. This would mean, for instance, that a stockholder who accumulated just slightly more than 50% of the Company’s common stock would have the ability to single-handedly approve all matters that require a simple majority vote of stockholders, even though up to 49.9% of the stockholders might oppose that action. Even a stockholder who only accumulated 45% of the Company’s stock would only need to convince a few other stockholders to vote their shares alongside those of the 45% holder in order for the 45% holder to be able to effectively control the stockholder decision making process.

FOR THE FOREGOING REASONS, THE BOARD OF DIRECTORS OF THE COMPANY STRONGLY BELIEVES THAT THE DISSIDENT GROUP CONSENT SOLICITATION IS NOT IN THE BEST INTERESTS OF THE COMPANY’S STOCKHOLDERS.

WE URGE STOCKHOLDERS TO REJECT THE DISSIDENT GROUP CONSENT SOLICITATION AND REVOKE ANY CONSENT PREVIOUSLY SUBMITTED.

DO NOT DELAY. IN ORDER TO HELP ENSURE THAT THE EXISTING BOARD IS ABLE TO ACT IN YOUR BEST INTERESTS, AND TO PRESERVE YOUR ABILITY TO PREVENT A SINGLE STOCKHOLDER FROM GAINING UNREASONABLE CONTROL OVER ALL FUTURE STOCKHOLDER VOTES WITHOUT YOUR PRIOR CONSENT, PLEASE SIGN, DATE AND RETURN THE ENCLOSED BLUE CONSENT REVOCATION CARD AS PROMPTLY AS POSSIBLE.

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BACKGROUND

On June 30, 2011, RMR, Black Rock and Mr. Barksdale (the “Reporting Persons”) filed a Schedule 13D with the SEC indicating that as of that date, they collectively beneficially owned 13.28% of the Company’s Common Stock. In that filing, RMR and Black Rock stated that they had intentions to acquire additional shares of Common Stock in order to influence “the capitalization of Cross Border Resources, Inc.,” “an extraordinary corporate transaction, such as a merger or reorganization involving Cross Border Resources,” “a possible change in the present board of directors or management of Cross Border Resources, Inc.,” a “material change in the present capitalization or dividend policy of Cross Border Resources, Inc.” or a “possible material change in Cross Border’s business or corporate structure through a business combination.” Over the next several months, the Reporting Persons continued to accumulate shares of the Company’s Common Stock.

On November 14, 2011, the Board adopted amendments to the Bylaws adding a new Article XIII, “Acquisition of a Controlling Interest.” The amendments generally provide that any person or associated group of persons who acquire 30% or more of the outstanding Common Stock of Cross Border (a “controlling interest”) obtains only such voting rights with respect to any shares of Common Stock such person(s) acquired after acquiring a controlling interest and any shares of Common Stock acquired within 90 days immediately preceding the date when such person(s) acquired a controlling interest as are conferred by a resolution of the stockholders of Cross Border approved by the holders of a majority of the voting power of Cross Border, excluding certain shares of the acquirer and any person that has agreed to act in concert with the acquirer with respect to the Common Stock of Cross Border. The Board added new Article XIII, “Acquisition of a Controlling Interest,” to prevent any single stockholder from effectively controlling the outcome of all stockholder votes without your or the Board’s approval.

On December 13, 2011, RMR and Black Rock jointly filed a complaint in the District Court seeking (i) to compel Cross Border to hold an annual meeting for the election of directors (the “Annual Meeting”), and (ii) a declaration by the District Court that a proxy solicitation conducted by RMR and Black Rock in connection with such Annual Meeting would not, in and of itself, result in either RMR or Black Rock being deemed an “Acquiring Person” under the “Acquisition of a Controlling Interest” provision in the Company’s Bylaws. RMR and Black Rock subsequently amended their complaint to seek a declaration by the District Court that the Dissident Group Consent Solicitation would not trigger the “Acquisition of a Controlling Interest” provision in the Company’s Bylaws.

On January 23, 2012, Cross Border filed a Motion to Dismiss with the District Court on the grounds that (i) RMR’s and Black Rock’s complaint should have been brought as a stockholder derivative suit on behalf of the Company, (ii) RMR and Black Rock’s request that the District Court compel an annual meeting was not ripe, and (iii) the declaration sought by RMR was contrary to the plain language of the Bylaws.

On February 21, 2012, the Dissident Group filed a preliminary version of its Consent Solicitation Statement with the SEC. On the same date, Red Mountain delivered a signed written consent to Cross Border. Because this written consent was not signed by stockholders holding more than a majority of the Company’s outstanding shares of Common Stock, the Company does not believe it represents a valid consent.

On February 23, 2012, the District Court granted Cross Border’s Motion to Dismiss, in part. The District Court dismissed RMR’s and Black Rock’s request for declaratory relief on the grounds that it was not properly plead as a derivative claim. The District Court allowed RMR and Black Rock to proceed with their claim seeking to compel an Annual Meeting, but did not order a meeting be held at this time.

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On February 24, 2012, the Company issued a press release stating that the Board, consistent with its fiduciary duty and in consultation with its legal advisors, will meet to review and discuss the Dissident Group’s Consent Solicitation Statement and will communicate with stockholders in due course.  The press release urged stockholders not to take any action on the consent solicitation at that time.

On February 27, 2012, the Board discussed the Dissident Group’s Consent Solicitation Statement and determined that the Dissident Group Consent Proposals were not in the best interests of the Company and its stockholders. Also on February 27, 2012, the Board amended its Bylaws to eliminate the ability of its stockholders to act by written consent, thus eliminating the ability of stockholders such as Red Mountain to wage costly consent solicitations such as the one at hand that consume significant Company time and other resources.

On March 6, 2012, the Dissident Group filed an amended preliminary version of its Consent Solicitation Statement with the SEC.

On March 7, 2012, the Company filed a preliminary version of this Consent Revocation Statement with the SEC.

On March 15, 2012, the Dissident Group filed its definitive Consent Solicitation Statement with the SEC.

On March 26, 2012, RMR and Black Rock filed an amended complaint in the District Court alleging similar matters to those alleged in their prior complaint and seeking similar relief. The Company is currently evaluating the complaint and considering how it plans to respond.

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QUESTIONS AND ANSWERS ABOUT THIS CONSENT REVOCATION STATEMENT

The following are some of the questions you, as a stockholder, may have and answers to those questions. The following is not meant to be a substitute for the information contained in the remainder of this Consent Revocation Statement, and the information contained below is qualified by the more detailed descriptions and explanations contained elsewhere in this Consent Revocation Statement. We urge you to carefully read this entire Consent Revocation Statement prior to making any decision on whether to grant, withhold or revoke any consent to the Dissident Group Consent Proposals.

Q:	WHO IS MAKING THIS SOLICITATION?

A:	Your Board of Directors.

Q:	WHAT ARE WE ASKING YOU TO DO?

A:	You are being asked to revoke any consent that you may have delivered in favor of the five proposals described in the Dissident Group’s Consent Solicitation Statement and, by doing so, preserve your current Board, which will continue to act in your best interests.

Q:	IF I HAVE ALREADY DELIVERED A CONSENT, IS IT TOO LATE FOR ME TO CHANGE MY MIND?

A:	No. Until the requisite number of duly executed, unrevoked consents are delivered to the Company in accordance with Nevada law and Cross Border’s organizational documents, the consents will not be effective. At any time prior to the consents becoming effective, you have the right to revoke your consent by delivering a BLUE Consent Revocation Card, as discussed in the following question.

Q:	WHAT IS THE EFFECT OF DELIVERING A BLUE CONSENT REVOCATION CARD?

A:	By marking the “YES, REVOKE MY CONSENT” boxes on the enclosed BLUE Consent Revocation Card and signing, dating and mailing the card in the postage-paid envelope provided, you will revoke any earlier dated consent that you may have delivered to the Dissident Group. Even if you have not submitted a consent card, we urge you to submit a BLUE Consent Revocation Card as described above. Although submitting a consent revocation will not have any legal effect if you have not previously submitted a consent card, we urge to you submit a consent revocation card because it will help us keep track of the progress of the consent process.

Q:	WHAT SHOULD I DO TO REVOKE MY CONSENT?

A:	Mark the “YES, REVOKE MY CONSENT” boxes next to each proposal listed on the BLUE Consent Revocation Card. Then, sign, date and return the enclosed BLUE Consent Revocation Card today in the envelope provided. It is important that you date the BLUE Consent Revocation Card when you sign it.

Q:	WHAT HAPPENS IF I DO NOTHING?

A:	If you do not send in any consent the Dissident Group may send you, and do not return the enclosed BLUE Consent Revocation Card, you will effectively be voting AGAINST the Dissident Group Consent Proposals.

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Q:	WHAT HAPPENS IF THE DISSIDENT GROUP CONSENT PROPOSALS PASS?

A:	If unrevoked consents representing a majority of our Common Stock outstanding as of the record date are delivered to us, the Board will be increased from its current size of five members to eleven members, and the Dissident Nominees will fill the six newly created seats on the Board. As a result, the Dissident Nominees would represent a majority of the members of the Board. In addition, the Control Share Amendments would be repealed and deleted from the Company’s Bylaws and the stockholders’ would regain the ability to act by written consent. Please note that the Company disputes the validity of the Dissident Group Consent Solicitation under the Bylaws and Nevada law. On February 27, 2012, the Board amended Cross Border’s Bylaws to eliminate the ability of Cross Border’s stockholders to act by written consent, thus eliminating the ability of stockholders such as Red Mountain to wage costly consent solicitations such as the one at hand that consume significant Company time and other resources. Since the Dissident Group had not, as of such date, delivered a sufficient number of valid consents to enact their proposals, the Company does not believe that the Dissident Group Consent Solicitation is valid under the Company’s Bylaws and therefore is being waged in violation of the Bylaws under Nevada law. While the Board does not believe that the Dissident Group Consent Solicitation is permissible under Nevada law, the Board has determined to solicit consent revocations out of an abundance of caution in the event a court rules that the Dissident Group Consent Solicitation is valid.

Q:	WHAT DOES YOUR BOARD OF DIRECTORS RECOMMEND WITH RESPECT TO THE DISSIDENT GROUP CONSENT PROPOSALS?

A:	On February 27, 2012, after carefully considering the Dissident Group Consent Proposals, including with its legal advisors, your Board unanimously concluded that the Dissident Group Consent Proposals are not in the best interests of Cross Border’s stockholders. Your Board unanimously opposes the solicitation by the Dissident Group and urges stockholders to reject the solicitation and revoke any consent previously provided.

Q:	WHO IS ENTITLED TO CONSENT, WITHHOLD CONSENT OR REVOKE A PREVIOUSLY GIVEN CONSENT WITH RESPECT TO THE DISSIDENT GROUP CONSENT PROPOSALS?

A:	According to the Dissident Group Consent Solicitation, if you are a holder of Common Stock as of the close of business on February 21, 2012, you have the right to execute, withhold or revoke consents with respect to the Dissident Group Consent Proposals. On February 21, 2012, Red Mountain delivered a signed written consent to Cross Border. The Dissident Group has disclosed that this date represents the record date (the “Dissident Record Date”) used to determine stockholders entitled to give their written consent to the Dissident Group Consent Proposals.

Q:	IF I SUBMIT A BLUE CONSENT REVOCATION CARD REVOKING MY CONSENT, CAN I SUBSEQUENTLY REVOKE SUCH CONSENT REVOCATION?

A:	If you change your mind after submitting a consent revocation on the enclosed BLUE Consent Revocation Card, you can submit a later dated consent to the Dissident Group thereafter so long as such consent is submitted during the solicitation period. Delivery of a later dated consent to the Dissident Group would have the effect of revoking the earlier dated consent revocation delivered to Cross Border.

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Q:	WHO SHOULD I CALL IF I HAVE QUESTIONS ABOUT THE SOLICITATION?

A:	Please call Will Gray, Cross Border’s Chief Executive Officer, at 210-226-6700.

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THE CONSENT PROCEDURE

Voting Securities and Record Date

According to the Dissident Group, if you are a holder of Common Stock as of the close of business on the Dissident Record Date, you have the right to execute, withhold or revoke consents with respect to the Dissident Group Consent Proposals. On February 21, 2012, Red Mountain delivered a signed written consent to Cross Border. Because this written consent was not signed by stockholders holding more than a majority of the Company’s outstanding shares of Common Stock, the Company does not believe it represents a valid consent. As of the Dissident Record Date, there were 16,151,946 shares of the Company’s Common Stock outstanding. Each share of the Company’s Common Stock outstanding as of the Dissident Record Date is entitled to one vote per share.

Only stockholders of record as of the Dissident Record Date are eligible to execute, withhold and revoke consents in connection with the Dissident Group Consent Proposals. Persons beneficially owning shares of the Company’s Common Stock (but not holders of record), such as persons whose ownership of the Company’s Common Stock is through a broker, bank or other financial institution, need to contact such broker, bank or financial institution and instruct such person to execute the BLUE Consent Revocation Card on their behalf. Any abstention or failure to vote will have the same effect as voting against the Dissident Group Consent Proposals.

Effectiveness of Consents

Under Nevada law, unless otherwise provided in a corporation’s articles of incorporation or bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. According to the Dissident Group, under Nevada law, the Dissident Group Consent Proposals will become effective if valid, unrevoked consents signed by the holders of a majority of the shares of the Common Stock of the Company outstanding are delivered to the Company.

Please note that the Company disputes the validity of the Dissident Group Consent Solicitation under the Bylaws and Nevada law. On February 27, 2012, the Board amended Cross Border’s Bylaws to eliminate the ability of Cross Border’s stockholders to act by written consent, thus eliminating the ability of stockholders such as Red Mountain to wage costly consent solicitations such as the one at hand that consume significant Company time and other resources. Since the Dissident Group had not, as of such date, delivered a sufficient number of valid consents to enact their proposals, the Company does not believe that the Dissident Group Consent Solicitation is valid under the Company’s Bylaws and therefore is being waged in violation of the Bylaws under Nevada law. While the Board does not believe that the Dissident Group Consent Solicitation is permissible under Nevada law, the Board has determined to solicit consent revocations out of an abundance of caution in the event a court rules that the Dissident Group Consent Solicitation is valid.

Because, depending on the outcome of any legal actions the Dissident Group may bring, the Dissident Group’s proposals could become effective at any time the Dissident Group secures the requisite number of consents, we urge you to act promptly to return the BLUE Consent Revocation Card.

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Effect of Blue Consent Revocation Card

A stockholder may revoke any previously signed consent by signing, dating and returning to the Company a BLUE Consent Revocation Card. A consent may also be revoked by delivery of a written revocation of your consent to the Dissident Group. Stockholders are urged, however, to deliver all consent revocations to the Company at Cross Border Resources, Inc., 22610 US Highway 281 N., Suite 218, San Antonio, TX 78258, attn: Will Gray or by facsimile to 210-930-3967, attn: Will Gray. The Company requests that if a consent revocation is instead delivered to the Dissident Group, a copy of the consent revocation also be delivered to the Company at the address or facsimile number set forth above, so that the Company will be aware of all consent revocations. If you return your BLUE Consent Revocation Card by facsimile, please be sure to fax both sides.

Unless you specify otherwise, by signing and delivering the BLUE Consent Revocation Card, you will be deemed to have revoked your consent to all of the Dissident Group Consent Proposals.

Any consent revocation may itself be revoked by marking, signing, dating and delivering a written revocation of your Consent Revocation Card to the Company or to the Dissident Group or by delivering to the Dissident Group a subsequently dated white consent card that the Dissident Group sent to you.

If any shares of Common Stock that you owned on the Dissident Record Date were held for you in an account with a stock brokerage firm, bank nominee or other similar “street name” holder, you are not entitled to vote such shares directly, but rather must give instructions to the stock brokerage firm, bank nominee or other “street name” holder to grant or revoke consent for the shares of Common Stock held in your name. Accordingly, you should either sign, date and mail the enclosed BLUE Consent Revocation Card or contact the person responsible for your account and direct him or her to execute the enclosed BLUE Consent Revocation Card on your behalf. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or internet, instructions will be included on the BLUE Consent Revocation Card.

YOU HAVE THE RIGHT TO REVOKE ANY CONSENT YOU MAY HAVE PREVIOUSLY GIVEN TO THE DISSIDENT GROUP. TO DO SO, YOU NEED ONLY SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE PREPAID ENVELOPE THE BLUE CONSENT REVOCATION CARD WHICH ACCOMPANIES THIS CONSENT REVOCATION STATEMENT. IF YOU DO NOT INDICATE A SPECIFIC VOTE ON THE DISSIDENT GROUP CONSENT REVOCATION CARD WITH RESPECT TO ONE OR MORE OF THE DISSIDENT GROUP CONSENT PROPOSALS, THE CONSENT REVOCATION CARD WILL BE USED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATION TO REVOKE ANY CONSENT WITH RESPECT TO SUCH PROPOSALS.

If you have any questions about how to complete or submit your BLUE Consent Revocation Card or any other questions, Will Gray, Cross Border’s Chief Executive Officer, will be pleased to assist you. You may call Will Gray at 210-226-6700.

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You should carefully review this Consent Revocation Statement. YOUR TIMELY RESPONSE IS IMPORTANT. You are urged not to sign any white consent cards. Instead, you can reject the solicitation efforts of the Dissident Group by promptly completing, signing, dating and mailing the enclosed BLUE Consent Revocation Card to Cross Border Resources, Inc., 22610 US Highway 281 N., Suite 218, San Antonio, TX 78258, attn: Will Gray or by facsimile to 210-930-3967, attn: Will Gray. If you return your BLUE Consent Revocation Card by facsimile, please be sure to fax both sides. Please be aware that if you sign a white card but do not check any of the boxes on the card, you will be deemed to have consented to the Dissident Group Consent Proposals.

Results of this Consent Revocation Solicitation

The Company will retain an independent inspector of elections in connection with the Dissident Group Consent Solicitation. The Company intends to notify stockholders of the results of the Dissident Group Consent Solicitation, if and when such results are determinable, by issuing a press release, which it will also file with the SEC as an exhibit to a Current Report on Form 8-K.

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SOLICITATION OF CONSENT REVOCATIONS

Cost and Method

The cost of the solicitation of revocations of consent will be borne by the Company. The Company estimates that the total expenditures relating to the Company’s consent revocation solicitation (other than salaries and wages of officers and employees), but excluding costs of any litigation related to the solicitation, will be approximately $40,000, of which approximately $25,000 has been incurred as of the date hereof. In addition to solicitation by mail, directors and officers of the Company may, without additional compensation, solicit revocations by e-mail, facsimile, in person or by telephone or other forms of telecommunication.

The Company will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding the Company’s consent revocation materials to, and obtaining instructions relating to such materials from, beneficial owners of the Company’s Common Stock.

Participants in the Solicitation

Under applicable regulations of the SEC, each of our directors and certain of our executive officers may be deemed to be “participants” in this consent revocation solicitation. Please refer to the section entitled “Information About the Company’s Directors and Executive Officers” and to Annex I, “Certain Information Regarding Participants in this Consent Revocation Solicitation” and Annex II, “Recent Trading History of Participants in this Consent Revocation Solicitation” for information about our directors and certain of our executive officers who may be deemed to be participants in the solicitation. Except as described in this Consent Revocation Statement, there are no agreements or understandings between the Company and any such participants relating to employment with the Company or any future transactions.

Other than the persons described above, no general class of employee of the Company will be employed to solicit stockholders. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

APPRAISAL RIGHTS

Stockholders of the Company are not entitled to appraisal rights in connection with the Dissident Group Consent Proposals or this Consent Revocation Statement.

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INFORMATION ABOUT THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth information about the Company’s directors and executive officers as of March 6, 2012:

Name	Age	Position
Everett Willard Gray, II	36	Chief Executive Officer and Chairman of the Board of Directors
Lawrence J. Risley	61	President, Chief Operations Officer and a Director
John Hawkins	66	Director
Brad E. Heidelberg	37	Director
Richard F. LaRoche Jr.	67	Director
Nancy S. Stephenson	58	Chief Accounting Officer, Treasurer and Secretary

Everett Willard Gray, II is our Chief Executive Officer and has been Chairman of our Board of Directors since December 10, 2008. Mr. Gray is a seasoned executive who has been extensively involved in entrepreneurial ventures in oil field production as an angel investor and advisor/consultant to exploration and production start ups. Mr. Gray also has a diverse background gained from sales and marketing positions with a number of Fortune 500 companies, including Prudential Financial, Pharmacia Corp., Medtronic Inc., and Guidant Corporation.

 In April 2007, Mr. Gray founded WS Oil & Gas Limited, which provides merger and acquisition and capital raising consulting services to businesses in the energy sector. From August 2006 to March 2007, Mr. Gray was the CEO and President of Well Renewal Inc., an exploration and production company. Mr. Gray was also a director of Well Renewal Inc. from April 2006 to March 2007. From July 2002 to July 2006, Mr. Gray worked as a sales representative for, in turn, Medtronic Inc., Guidant Corporation and FoxHollow Technologies Inc.

 Mr. Gray received his B.S. in Business Management from Texas State University. While attending Texas State, Mr. Gray was a member of the golf team, earning Southland Conference All-Academic Honors, as well as being a member of the Southland Conference Golf Championship team.

Mr. Gray’s prior experience in finding partners to bring capital, assets and expertise to emerging companies, especially in the oil and gas industry, brings immense value to the Company.

Lawrence J. Risley was appointed as the Company’s President and Chief Operating Officer and as a director of the Company effective January 3, 2011, upon the consummation of the business combination (the “Pure Merger”) of the Company’s predecessor, Doral Energy Corp. (“Doral), with Pure Gas Partners II, L.P. (“Pure L.P.”). Mr. Risley has over 30 years of energy industry experience in exploration, production, and operations areas. He has practical working knowledge in Gulf Coast, East Texas, Appalachian, Illinois, and Permian basins in management roles as well as an individual contributor. Mr. Risley has served as Chief Operating Officer of Pure Energy Group, Inc., a wholly owned subsidiary of Pure L.P. (“Pure Sub”), since 2004, where he has been responsible for building investor value through acreage trades and acquisitions and drilling activities. At Pure Sub, Mr. Risley has been responsible for deploying capital investments into active development of Pure Sub’s acreage positions. He held the position of Vice President of Exploration and Production for North Coast Energy from 2002 to 2004 where he was responsible for delivering reserves production and value growth for an Appalachian focused exploration and production company that operated nearly 4,000 wells. He was employed with Chevron/Texaco from 1978 to 2000.

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Mr. Risley obtained his Bachelors and Masters Degrees in Geology from State University of New York at Oneonta. Mr. Risley is a member of the American Association of Petroleum Geologists, the New Mexico Oil and Gas Association, the Permian Basin Geologic Society, the South Texas Geologic Society and the Houston Geologic Society.

Mr. Risley’s extensive knowledge and experience in the day-to-day operations of a company whose primary focus is oil and gas exploration and production was the primary factor in his election to the Board.

John W. Hawkins was appointed as a director of the Company effective January 3, 2011, effective upon closing of the Pure Merger. Mr. Hawkins has over 30 years experience in management and accounting for NYSE listed companies. He previously served as interim CFO of Pure L.P. and Aztec Energy Partners I, L.P. (“Aztec”).   In 2002, he retired as VP-Treasurer of Dillard’s Department Stores after 28 years of service. As VP-Treasurer of Dillard’s, he managed the treasury department, assisted with the annual audits, managed payroll department, tax department, accounts payable department, worker’s compensation and general liability department, and the employee benefits department. He was one of the 401(k) and pension plan administrators. He was heavily involved in the acquisition of 16 companies totaling approximately $2.5 billion in revenue.

Mr. Hawkins received a BBA with a major in accounting from Midwestern University.

He has served on the board of directors of the Self Insurance Institute of America, Ronald McDonald House of Little Rock, Texas Self Insured Association and as chairman of the advisory board of Certergy Inc.

Mr. Hawkins qualifies as an audit committee financial expert. In addition, his experience with publicly traded companies and his historical knowledge of the Pure L.P. operations and assets prior to the Pure Merger were significant factors that led to his election to the Board.

Brad E. Heidelberg has been a member of our Board of Directors since June 4, 2010.   For the past seven years, Mr. Heidelberg has been a practicing attorney in Midland, Texas with his primary focus on oil and gas law.   From 2000 to 2003, Mr. Heidelberg served as a prosecutor in the District Attorney’s office in Midland, Texas and then worked with the law firm of Linebarger Goggan Blair & Sampson LLP until 2005.

Mr. Heidelberg graduated from Texas A&M University in 1997 with a B.S. in Agricultural Development.   He obtained a juris doctorate degree from Texas Tech University School of Law and became licensed to practice law in Texas in 2000.

Mr. Heidelberg’s legal expertise relating to oil and gas development, oil and gas transactions, and his daily presence in the Permian basin oil and gas industry were significant factors considered in his appointment to the Board.

Richard F. LaRoche, Jr. was appointed as a director of the Company effective January 3, 2011, upon closing of the Pure Merger. Mr. LaRoche served 27 years with National HealthCare Corporation (“NHC”) as Secretary and General Counsel and 14 years as Senior Vice President, retiring from these positions in May 2002. He has served as a Board member of NHC since 2002. Mr. LaRoche serves as a director of Lodge Manufacturing Company (privately held). He also served on the boards of National Health Investors, Inc. from 1991 through 2008, National Health Realty, Inc. from 1998 through 2007 and Trinsic, Inc. from 2004 through 2006. He serves on NHC’s Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.

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He has a law degree from Vanderbilt University (1970) and an A.B. degree from Dartmouth College (1967).

Mr. LaRoche brings significant experience to this Board. He has served as both an independent board member to a large publicly-held company and acted as general counsel to that company. The Company sought a director who could provide leadership as the Company developed its policies and procedures, and Mr. LaRoche has provided that direction and leadership. Mr. LaRoche’s legal and board experience were the primary factors considered in connection with his election to the Board.

Nancy S. Stephenson was appointed as the Company’s Chief Accounting Officer, Treasurer and Secretary on August 10, 2011.  Ms. Stephenson has over 30 years of accounting experience, primarily in publicly traded companies in the energy business.  From March 2003 to February 2010, she served as Compliance Reporting Manager for TXCO Resources Inc., a public company not affiliated with Cross Border.  As Compliance Reporting Manager, she assisted with the preparation of financial statements and was responsible for TXCO Resources, Inc.’s periodic reporting compliance with the SEC.  Since March 2010, she has provided consulting services relating to periodic reporting with the SEC on a project basis for various companies.  Ms. Stephenson holds a BBA in Accounting from the University of Houston and is a Certified Public Accountant.

Director Independence

Our Board of Directors has determined that John W. Hawkins, Brad E. Heidelberg and Richard F. LaRoche, Jr. are independent as defined by both NASDAQ Marketplace Rule 5605 and SEC Rule 10A-3(b)(1).

Board Meetings

The Board met 15 times during the year ended December 31, 2011. The Board’s standing Audit, Nominating and Corporate Governance and Compensation Committees met three, one and three times, respectively, during this same period. Each independent director attended 100% of the total number of meetings of the Board and the Board committee(s) on which he served.

Communications with Board Members

The Board provides a process for stockholders and other interested parties to send communications to the Board or any of the directors. Stockholders and other interested parties may send written communications to the Board, or any of the individual directors, c/o Cross Border Resources, Inc., 22610 US Highway 281 N., Suite 218, San Antonio, TX 78258, attn: Chair of the Nominating and Corporate Governance Committee. All communications will be compiled by the Chair of the Nominating and Corporate Governance Committee and submitted to the Board or the individual directors, as applicable, on a periodic basis. The Nominating and Corporate Governance Committee will consider all nominees and stockholder proposals presented to it in writing provided that such nominees and proposals are received by the Nominating and Corporate Governance Committee no later than the first day of the fourth quarter (October 1) of the Company’s fiscal year for consideration for nomination by the Nominating and Corporate Governance Committee at the following annual stockholders meeting to be held in or around May of the following year.

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Board Committees

Audit Committee

The primary functions of the Audit Committee are to assist the Board of Directors of the Company in fulfilling its oversight responsibilities with respect to: (i) the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethical behavior; (ii) the Company’s auditing, accounting and financial reporting processes generally; (iii) the Company’s financial statements and other financial information provided by the Company to its stockholders, the public and others; (iv) the Company’s compliance with legal and regulatory requirements; and (v) the performance of the Company’s corporate audit department and independent auditors. Consistent with these functions, the Committee will encourage continuous improvement of, and foster adherence to, the Company’s policies, procedures and practices at all levels.

The members of the Audit Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity.  Consequently, it is not the duty of the Committee to conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations.

The members of the Audit Committee are the Company’s three independent directors - John W. Hawkins, Brad E. Heidelberg and Richard F. LaRoche, Jr.  John W. Hawkins serves as chair of the Audit Committee.  The Audit Committee meets at least four times per year (on a quarterly basis). As part of its job to foster open communications, the Audit Committee meets in separate executive sessions without management and the Company’s independent auditors to discuss any matters that the Audit Committee believes should be discussed privately.

The charter of the Audit Committee is available on the Investor Relations section of the Company’s website (www.xbres.com) by clicking “Investor Relations” and then “Corporate Governance.”

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to provide assistance to the Board of Directors in identifying and recommending candidates qualified to serve as directors of the Company, to review the composition of the Board of Directors, to develop, review and recommend governance policies and principles for the Company and to review periodically the performance of the Board of Directors.

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. The Nominating and Corporate Governance Committee, among many factors, considers qualities of high personal and professional ethics, values and integrity. It also examines the skills, diversity, backgrounds and experience with business and other organizations of director nominees. Also, the Nominating and Corporate Governance Committee looks for candidates with the ability and willingness to commit adequate time to, as well as a commitment to representing the long-term interests of, Cross Border.

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The members of the Nominating and Corporate Governance Committee are the Company’s three independent directors - John W. Hawkins, Brad E. Heidelberg and Richard F. LaRoche, Jr.  Richard F. LaRoche serves as chair of the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee meets at least annually.

The charter of the Nominating and Corporate Governance Committee is available on the Investor Relations section of the Company’s website (www.xbres.com) by clicking “Investor Relations” and then “Corporate Governance.”

Compensation Committee

The purpose of the Compensation Committee of the Board of Directors is to discharge the responsibilities of the Board relating to compensation of the Company’s executive officers and to review and approve senior officers’ compensation.

Under the Charter of the Compensation Committee, the Compensation Committee is required to meet at least annually and more frequently as necessary or appropriate. Special meetings of the Committee may be called on two hours notice by the Chairman of the Board or the Committee Chairman.  A majority of the Committee constitutes a quorum and the Committee may act only on the affirmative vote of a majority of the members present at the meeting.

The members of the Compensation Committee are the Company’s three independent directors - John W. Hawkins, Brad E. Heidelberg and Richard F. LaRoche, Jr.  Brad E. Heidelberg serves as chair of the Compensation Committee.

The charter of the Compensation Committee is available on the Investor Relations section of the Company’s website (www.xbres.com) by clicking “Investor Relations” and then “Corporate Governance.”

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

Everett Willard Gray, II, Lawrence J. Risley and Nancy S. Stephenson are the Company’s current executive officers. Mr. Gray and Mr. Risley have Employment Agreements as described below. Ms. Stephenson has no employment agreement for a defined term, but the Company has executed a letter agreement in favor of Ms. Stephenson providing for severance payments to be paid to her upon certain events as described below.

Employment Agreement with Will Gray

Effective January 31, 2011, the Company entered into an Employment Agreement with Everett Willard “Will” Gray II (the “Gray Employment Agreement”) to serve as the Company’s Chairman and Chief Executive Officer.  The initial term of the Gray Employment Agreement began on January 31, 2011, and continues until January 31, 2013.  After such date, the Gray Employment Agreement automatically renews for successive one-month terms.  Under the Gray Employment Agreement, Mr. Gray is paid an annual base salary equal to $200,000 and is eligible to receive such bonuses as may be determined appropriate in the sole discretion of the Company’s Compensation Committee or Board of Directors from time-to-time without any obligation to do so.  The Company also agreed to grant to Mr. Gray an option to purchase an aggregate of six hundred fifty thousand (650,000) shares of the Company’s common stock.  Mr. Gray’s options were set to vest and expire as follows: 300,000 options vesting at $4.80 per share on January 31, 2011, and expiring on January 30, 2016; 125,000 options vesting at $5.28 per share on January 31, 2012, and expiring on January 30, 2017; 125,000 options vesting at $5.80 per share on January 31, 2013, and expiring on January 30, 2018; and 100,000 options vesting at $6.38 per share on January 31, 2014 and expiring on January 30, 2019. In October 2011, all of these options were purchased by the Company, for $0.10 per option share (total purchase price of $65,000) and were subsequently cancelled. Mr. Gray receives a monthly automobile allowance of $1,300 and is entitled to participate in benefit plans offered by the Company.

On March 5, 2012, the Gray Employment Agreement was amended for the purpose of increasing the amount payable to Mr. Gray upon termination of the Gray Employment Agreement in certain circumstances and amending the timing of such payment upon a change in control. The Gray Employment Agreement, as amended, now provides that upon termination without Cause, upon termination by Mr. Gray for Good Reason or upon a Corporate Transaction (all as defined in the Gray Employment Agreement), Mr. Gray will be paid the following compensation: a lump sum cash payment in an amount equal to the greater of (a) twenty four (24) months of Mr. Gray’s annual base salary, and (b) the monetary equivalent of Mr. Gray’s benefits for a period of twenty-four (24) months.  No severance is to be paid if Mr. Gray is terminated by the Company for Cause.

In the Gray Employment Agreement, Mr. Gray has agreed to a noncompetition and nonsolicitation agreement for the two-year period following the expiration or termination of the Gray Employment Agreement.

Employment Agreement with Larry Risley

Effective January 31, 2011, the Company entered into an Employment Agreement with Lawrence J. Risley (the “Risley Employment Agreement”) to serve as the Company’s President and Chief Operating Officer.  The initial term of the Risley Employment Agreement began on January 31, 2011, and continues until January 31, 2013.  After such date, the Risley Employment Agreement automatically renews for successive one-month terms.  Under the Risley Employment Agreement, Mr. Risley is paid an annual base salary equal to $200,000 and is eligible to receive such bonuses as may be determined appropriate in the sole discretion of the Company’s Compensation Committee or Board of Directors from time-to-time without any obligation to do so.  The Company also agreed to grant to Mr. Risley an option to purchase an aggregate of three hundred thousand (300,000) shares of the Company’s common stock.   Mr. Risley’s options were to vest and expire as follows: 150,000 options vesting at $4.80 per share on January 31, 2011, and expiring on January 30, 2016; and 150,000 options vesting at $5.28 on January 31, 2012 and expiring on January 30, 2017. In October 2011, all of Mr. Risley’s options were purchased by the Company, for $0.10 per option share (total purchase price of $30,000) and were subsequently cancelled. Mr. Risley receives a monthly automobile allowance of $975 and is entitled to participate in benefit plans offered by the Company.

22

On March 5, 2012, the Risley Employment Agreement was amended for the purpose of increasing the amount payable to Mr. Risley upon termination of the Risley Employment Agreement in certain circumstances and amending the timing of such payment upon a change in control. The Risley Employment Agreement, as amended, now provides that upon termination without Cause, upon termination by Mr. Risley for Good Reason or upon a Corporate Transaction (all as defined in the Risley Employment Agreement), Mr. Risley will be paid the following compensation: a lump sum cash payment in an amount equal to the greater of (a) twenty-four (24) months of Mr. Risley’s annual base salary, and (b) the monetary equivalent of Mr. Risley’s benefits for a period of twenty-four (24) months. No severance is to be paid if Mr. Risley is terminated by the Company for Cause.

In the Risley Employment Agreement, Mr. Risley has agreed to a noncompetition and nonsolicitation agreement for the two-year period following the expiration or termination of the Risley Employment Agreement.

Terms of Employment of Nancy Stephenson

On August 10, 2011, Nancy S. Stephenson was appointed as the Company’s Chief Accounting Officer, Treasurer and Secretary. The Company pays Ms. Stephenson a monthly salary of $10,000 per month. Ms. Stephenson receives no other cash or noncash compensation and no employee benefits other than four weeks of paid vacation annually. Ms. Stephenson’s employment is at-will and not for any specified term. However, on March 5, 2012, the Company issued to Ms. Stephenson a letter agreement pursuant to which the Company agreed that if her employment is terminated without cause on or before January 31, 2013 or within one year of a change in control event occurring on or before January 31, 2013, she will be paid an amount equal to six (6) months of her annual base salary. No severance is to be paid if she is terminated by the Company for Cause.

Ms. Stephenson began providing consulting services to the Company in May 2011. From that date until her appointment on August 10, 2011, the Company paid consulting fees to Ms. Stephenson equal to approximately $16,000 in the aggregate.

23

Summary Compensation Table

The table below summarizes the total compensation paid to or earned during the last two fiscal year~~s~~.

Name & Principal Position Held	Year Ended (1)	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		All Other Compensation ($)		Total ($)
Everett Willard Gray, II Chairman and CEO	December 31, 2011	$200,000	$72,500	$0	$278,348		$118,384	(3)	$669,232	(3)
	December 31, 2010(2)	$75,000	$0	$0	$0		$5,244		$80,244	(4)
	July 31, 2010	$180,000	$0	$0	$0		$12,586		$192,586	(4)
Lawrence J. Risley President, COO & Director	December 31, 2011	$200,000	$106,250	$0	$145,326		$41,135	(5)	$492,711	(5)
	December 31, 2010(6)	$186,320	$12,500	$0	$0		$8,594		$207,414	(7)
Nancy S. Stephenson CAO, Treasurer & Secretary	December 31, 2011	$42,917	$5,000	$0	$0		$15,650		$63,567	(8)
P. Mark Stark Former Chief Financial Officer (9)	December 31, 2011	$118,500	$0	$0	$54,000	(10)	$10,908		$183,408
	December 31, 2010(2)	$0	$0	$0	$0		$34,000		$34,000

(1)	Effective with the Pure Merger, the fiscal year changed from August 1 to July 31 to January 1 to December 31.
(2)	This is the interim period beginning August 1, 2010 through December 31, 2010. The new fiscal year began January 1, 2011.
(3)	See narrative above describing Mr. Gray’s current written employment agreement. The $278,348 shown as Option Awards represents non-cash expense recognized by the Company on options granted to Mr. Gray. However in October 2011, the Company purchased those options from Mr. Gray, for a payment of $65,000, and cancelled them. Therefore, “All Other Compensation” includes this $65,000 payment. The remaining portion of “All Other Compensation” is made up of reimbursement of moving expenses in the amount of $16,000, the car allowance described above and health insurance premiums paid by the Company, on behalf of Mr. Gray. The “Total” includes the payment to Mr. Gray for the cancelled option awards. The “Total would be $390,884 if the cancelled option award was excluded. Mr. Gray is not separately compensated for his services as Chairman of the Board or as a Director.
(4)	Pursuant to a verbal agreement, Doral Energy Corp. paid Mr. Gray a salary of $180,000 per year, beginning May 23, 2009. In addition, Doral provided Mr. Gray with a vehicle allowance in the amount of $1,048.86 per month.
(5)	See narrative above describing Mr. Risley’s current written employment agreement. The $145,326 shown as Option Awards represents non-cash expense recognized by the Company on options granted to Mr. Risley. However in October 2011, the Company purchased those options from Mr. Risley, for a payment of $30,000, and cancelled them. Therefore, “All Other Compensation” includes this $30,000 payment. The remaining portion of “All Other Compensation” is the car allowance described above and dental insurance premiums paid by the Company on behalf of Mr. Risley. The “Total” includes the payment to Mr. Risley for the cancelled option awards. The “Total” would be $347,385 if the cancelled option award was excluded. Mr. Risley is not separately compensated for his services as a Director.
(6)	Reflects Pure L.P.’s fiscal year January 1 – December 31
(7)	Compensation was paid by Pure L.P. for Mr. Risley’s services as Chief Operating Officer.
(8)	Ms. Stephenson has been paid a salary of $10,000 per month since she was hired in August 2011. From May 2011 through the date of her hire, Ms. Stephenson provided consulting services to the Company and was paid $15,650 for those services.
(9)	Mr. Stark served and the Company’s CFO from October 13, 2010 until his resignation effective August 8, 2011. During the 2010 period he served under a consulting contract at a rate of $15,000 per month. Upon the Pure Merger at January 3, 2011, he became an employee of the Company and served under an employment agreement providing for the same monthly rate, plus benefits and a car allowance of $750 per month.
(10)	The $54,000 shown as Option Awards represents non-cash expense recognized by the Company on options granted to Mr. Stark. These options expired upon Mr. Stark’s employment termination and are no longer outstanding.

24

Outstanding Equity Awards at Fiscal Year-End

As of our year ended December 31, 2011, no equity awards were outstanding to our named executive officers as that term is defined in Item 402(m)(2) of Regulation S-K.

DIRECTOR COMPENSATION

The three non-management directors, Brad E. Heidelberg, John W. Hawkins and Richard F. LaRoche, were issued options to purchase 25,000 shares, 37,500 shares and 25,000 shares, respectively, in January 2011 for their 2011 board service. The exercise price of these shares is $4.80. In addition, these non-management directors receive $1,500 for all board meetings for which attendance in person is required and $500 for all board meetings held telephonically, committee meetings not in conjunction with full board meetings and meetings with management, as well as a quarterly fee of $2,000.

The following table sets forth the compensation paid to the directors of the Company during the year ended December 31, 2011, other than directors who were also named executive officers and for whom information is included on the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($)	Option Awards (1) ($)		Total ($)
John W. Hawkins	$21,000	$20,162	(2)	$41,162
Brad E. Heidelberg	$21,000	$13,441	(3)	$34,441
Richard F. LaRoche	$21,000	$13,441	(3)	$34,441

(1)	The amounts set forth in this column reflects the aggregate grant date fair value of equity awards granted, computed in accordance with accounting standards for stock based compensation. See our Annual Report on Form 10-K for the year ended December 31, 2011, Note 11 to our Financial Statements for assumptions used in computing fair value.
(2)	Represents option awards for 37,500 shares.
(3)	Represents option awards for 25,000 shares.

25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information concerning the number of shares of our common stock, warrants and options owned beneficially as of February 27, 2012, by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our named executive officers, and (iii) officers and directors as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

Security Ownership of Five Percent Owners

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	David Paul Crews(1) 3200 State Road 13 St. Johns, FL 32259	1,048,221(1) (indirectly)	6.49	%(1)
Common Stock	Red Mountain Group (2) 2515 McKinney Ave, Suite 900 Dallas, TX 75201	6,973,589 (directly by Black Rock Capital, Inc. and by Red Mountain Resources, Inc.)	38.13%
Common Stock	Lazarus Investment Partners LLLP, Lazarus Management Company LLC, and Justin B. Borus(3) 3200 Cherry Creek South Drive, Suite 670 Denver, CO 80209	1,205,539	7.46%
Common Stock	LaRoche Enterprises, a general partnership, LaRoche Family L.P. and Bushy Forest L.P. (4) P.O. Box 1398 Murfreesboro, TN 37133-1398	878,566	5.39%

(1)	As reported on Schedule 13G filed on March 4, 2011. David Crews, as managing member of CCJ/BDR Investments, LLC, as trustee of the David Paul Crews Revocable Trust and the David Paul Crews Insurance Trust, and as custodian for Cameron Grace Crews, Conley Adron Crews, and Jennifer Alaine Crews. The Company believes that most of these shares have been sold based on the stockholder ledger maintained by the Company’s transfer agent. However, no amendment has been filed to this 13G and the Company has no way of identifying the number of shares indirectly owned or owned in street name by this reporting person.
(2)	As reported on Schedule 13D filed on February 24, 2012, Red Mountain Group consists of Red Mountain Resources, Inc., Black Rock Capital, Inc., Alan W. Barksdale, Paul N. Vassilakos, Richard Y. Roberts, Lynden B. Rose, Randell K. Ford and William F. Miller III. Of the shares controlled by the Red Mountain Group, Black Rock Capital, Inc. owns 2,136,164 shares and warrants to purchase 2,136,164 shares and Red Mountain Resources, Inc. owns 2,701,261 shares. Red Mountain Resources, Inc. owns 100% of Black Rock Capital, Inc. and Alan Barksdale is the Chief Executive Officer, a director and greater than 5% shareholder of Red Mountain Resources, Inc. and President of Black Rock Capital, Inc. The shares underlying the warrants are included in the number of shares owned and the number of shares outstanding for this calculation despite the limitations on their exercisability if they are held by a person or entity owning more than 19.99% of the outstanding stock.
(3)	As reported on Schedule 13G/A filed on February 14, 2012. Lazarus Management is the investment adviser and general partner of Lazarus Partners. Justin B. Borus is the managing member of Lazarus Management.
(4)	Includes vested and exercisable options to purchase 25,000 shares and warrants to purchase 133,334 shares at $2.25 per share that became exercisable on November 26, 2011. LaRoche Enterprises, a general partnership, LaRoche Family L.P. and Bushy Forest L.P. are controlled by Richard F. LaRoche.

26

Security Ownership of Management

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Everett Willard Gray II Chairman of the Board and Chief Executive Officer	470,194 (1) (indirect)	2.91%
Common Stock	Lawrence J. Risley President and Director	192,344 (direct)	1.19%
Common Stock	John W. Hawkins Director	47,500(2) (direct)	*
Common Stock	Brad Elliott Heidelberg Director	25,000(3) (direct)	*
Common Stock	Richard F. LaRoche Director	878,566 (4) (direct and indirect)	5.39%
Common Stock	Nancy S. Stephenson Chief Accounting Officer, Treasurer and Secretary	0	*
Common Stock	P. Mark Stark Former Chief Financial Officer	727	*
Common Stock	Directors and officers as a group (six individuals excluding P. Mark Stark)	1,613,604 (5)	9.86	%(6)

* Less than one percent

Note: Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on March 6, 2012. As of March 6, 2012, there were 16,151,946 shares of our common stock issued and outstanding.

(1)	470,194 shares are held indirectly through WS Oil & Gas Limited, a limited partnership controlled by Mr. Gray.
(2)	Includes vested and exercisable options to purchase 37,500 shares. Shares are owned indirectly by the John Hawkins & Carole Hawkins Revocable Trust.
(3)	Includes vested and exercisable options to purchase 25,000 shares.
(4)	Includes vested and exercisable options to purchase 25,000 shares and warrants to purchase 133,334 shares at $2.25 per share. Shares and warrants are held indirectly through LaRoche Enterprises, a general partnership, LaRoche Family L.P. and Bushy Forest L.P. (entities controlled by Mr. LaRoche).
(5)	Includes vested and exercisable options to purchase 87,500 shares and warrants to purchase 133,334 shares.
(6)	Based on 16,372,780 shares outstanding (see above note regarding inclusion of options and warrants exercisable within 60 days). Includes vested and exercisable options to purchase 87,500 shares and warrants to purchase 133,334 shares.

27

RELATED PARTY TRANSACTIONS

During 2011, we paid to BDR Consulting, Inc. (“BDR”), a member of CCJ/BDR Investments, L.L.C., which owned a combined 64.108% limited partnership interest in Pure L.P., consulting fees equal to $73,000, excluding payments under the separation payment.  The president and sole owner of BDR, Jim D. Swink, Jr., also served on the Board of Directors and was the Chief Executive Officer of Pure Sub.  In addition, the Company rented office space from BDR on a month-to-month basis.  Pursuant to a Separation Agreement dated May 31, 2011, the Company paid to BDR an additional $90,000 and transferred to Jim D. Swink, Jr. title to a car formerly owned by Pure L.P. and used by Mr. Swink. Pure L.P. paid $174,500 in consulting fees in 2010 to BDR. In addition, Pure L.P. rented office space from BDR on a month-to-month basis through September 2010 for which it paid BDR $18,000 in rental fees in 2010.

As a matter of practice, the Board considers and approves or disapproves all transactions with related parties upon full disclosure of the relationship and potential conflict of interest.  The Company has no written policy regarding related party transactions.

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CHANGE IN CONTROL PAYMENTS

The Company has entered into agreements with Everett Willard Gray, II, Lawrence J. Risley and Nancy S. Stephenson (the “Applicable Executives”) providing for payments upon a change in control of the Company.

The Company’s employment agreements with Everett Willard Gray, II and Lawrence J. Risley provide that upon a Corporate Transaction, the Applicable Executive will be entitled to a payment within 10 days of the Corporate Transaction, as if he had been terminated without cause. If the Corporate Transaction occurs within the first two years of the term of the Applicable Executive’s employment agreement, the Applicable Executive will be paid an amount equal to (a) twenty-four months of the Applicable Executive’s annual base salary; plus (b) the monetary equivalent of the benefits that would have been provided to Executive for a period of twenty-four (24) months. If the termination occurs after the expiration of the first two years of the term of the Applicable Executive’s employment agreement, the Applicable Executive will be paid: (a) cash in the amount equal to one month of his annual base salary, plus (b) cash for any accrued but unused vacation time. A “Corporate Transaction” includes, among other things, the individuals who, as of the date of the employment agreement, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors. Any individual becoming a director subsequent to the date of the Applicable Executive’s employment agreement whose election, or nomination for election by the Company’s shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board as of the date of the Applicable Executive’s employment agreement, but any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board will not be deemed a member of the Incumbent Board as of the date of the Applicable Executive’s employment agreement.

The Company has also granted to Nancy S. Stephenson the right to receive certain payments upon a Corporate Transaction (defined the same as in the employment agreements with Everett Willard Gray, II and Lawrence J. Risley). If a Corporate Transaction occurs on or before January 31, 2013, Ms. Stephenson will be paid an amount equal to six (6) months of her annual base salary.

If the Dissident Group Consent Proposals are adopted by the Company and the Dissident Nominees are added to the Board, a “Corporate Transaction” will be deemed to have occurred under the Applicable Executives’ employment agreements and each Applicable Executive will be entitled to the following payments:

Name	Cash ($)	Equity ($)	Perquisites/benefits ($)		Total ($)
Everett Willard Gray, II	$400,000	$0	$78,298	(1)	$478,298
Lawrence J. Risley	$400,000	$0	$24,912	(2)	$424,912
Nancy S. Stephenson	$60,000	$0	$0		$60,000

(1)	Represents a lump sum cash payment in advance for 24 months of car allowance and health insurance premiums
(2)	Represents a lump sum cash payment in advance for 24 months of car allowance and dental insurance premiums

29

STOCKHOLDER PROPOSALS FOR CROSS BORDER’S 2012 ANNUAL MEETING

For any proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for submission to the stockholders at the 2012 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934. Such proposals must be received by the Company at its offices at 22610 US Highway 281 N., Suite 218, San Antonio, TX 78258, attn: Chair of Nominating and Corporate Governance Committee no later than March 20, 2012.

The Company’s 2012 Annual Meeting of Stockholders will be held on May 9, 2012. Under the Bylaws, a stockholder wishing to nominate a person(s) to the Board at the 2012 annual meeting of stockholders (but not include such nomination in the Company’s proxy statement) or wishing to make a proposal with respect to any other matter (but not include such proposal in the Company’s proxy statement) at the 2012 annual meeting of stockholders, must submit the required information to the Company not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting, and not later than the close of business on the sixtieth (60th) day prior to such annual meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a). Based on our review of the copies of such forms received by us, we have no knowledge of any failure to report on a timely basis any transaction required to be disclosed under section 16(a) of the Exchange Act other than as follows: (i) Red Mountain Resources, Inc. filed a Form 3 on March 13, 2012, reporting its acquisition of ten percent of the Company’s common stock that occurred on May 26, 2011; (ii) Will Gray filed a Form 4 on January 13, 2011, reporting stock options granted to him on January 5, 2011; (iii) Brad Heidelberg filed a Form 4 on January 18, 2011, reporting stock options granted to him on January 5, 2011; and (iv) Pure Gas Partners II, L.P. filed a Form 4 on February 22, 2011, reporting a distribution of the Company’s shares to Pure Gas Partners II, L.P.’s partners effective February 9, 2011.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF CONSENT REVOCATION MATERIALS

The consent revocation materials for the Company’s solicitation of consent revocations, including this consent revocation statement, are available over the Internet by accessing the Company’s website at www.xbres.com. Other information on the Company’s website does not constitute part of the Company’s consent revocation materials.

OTHER MATTERS

The only matters for which the participants intend to solicit revocations of consents are set forth in this Consent Revocation Statement. However, if consents are solicited by the Dissident Group or any other person on any other matter, the participants may determine that it is in the best interests of the Company and its stockholders to solicit revocations of consents with respect to such additional matters.

IMPORTANT INFORMATION REGARDING CONSENT REVOCATION

The Board urges you NOT to return any white consent card solicited from you by the Dissident Group. If you have previously returned any such consent card you have every right to revoke your consent. Simply complete, sign, date and mail the enclosed BLUE Consent Revocation Card in the postage-paid envelope provided, whether or not you previously returned the white consent card.

For additional information or assistance, please contact Will Gray, Cross Border’s Chief Executive Officer, at 210-226-6700.

We appreciate your continued support and encouragement.

[    ], 2012

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ANNEX I

CERTAIN INFORMATION REGARDING PARTICIPANTS
IN THIS CONSENT REVOCATION SOLICITATION

Under applicable SEC regulations, each member of the Company’s Board and certain of its executive officers and other employees may be deemed “participants” in the solicitation of revocations of consents. The following sets forth the name, principal business address and the present office or other principal occupation or employment, and the name, principal business and the address of any corporation or other organization in which such employment is carried on, of the directors of the Company who may solicit revocations of consents from stockholders of the Company.

DIRECTORS

The principal occupations of the Company’s directors who are deemed participants in the solicitation are set forth under “Information About the Company’s Directors and Executive Officers” in this Consent Revocation Statement. The name of each director-participant’s organization of employment and his business address are as follows:

Name	Business Address

Everett Willard Gray, II	Cross Border Resources, Inc.
22610 US Highway 281 N., Suite 218
San Antonio, TX 78258

Lawrence J. Risley	Cross Border Resources, Inc.
22610 US Highway 281 N., Suite 218
San Antonio, TX 78258

John W. Hawkins	15210 Chambery
Little Rock, AR 72211

Brad E. Heidelberg	214 W. Texas Ave., Suite 213
Midland, TX 79701

Richard F. LaRoche Jr.	P.O. Box 1398
Murfreesboro, TN 37133-1398

I-1

OTHER PARTICIPANTS

The principal occupations of each of the Company’s executive officers (other than Everett Willard Gray, II and Lawrence J. Risley who are listed above) who will be deemed participants in the solicitation are set forth below and the principal business address of each such person is 22610 US Highway 281 N., Suite 218, San Antonio, TX 78258.

Name	Business Address

Nancy S. Stephenson	Chief Accounting Officer, Treasurer and Secretary

INFORMATION REGARDING OWNERSHIP OF THE COMPANY’S SECURITIES BY PARTICIPANTS

The number of shares of Common Stock held by directors and certain of the Company’s executive officers who are participants is set forth under “Security Ownership of Certain Beneficial Owners and Management” in this Consent Revocation Statement.

MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS

Except as described in this Annex I or the Consent Revocation Statement, none of the participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of our Company or any of our subsidiaries, (ii) has purchased or sold any of such securities within the past two years or (iii) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Annex I or the Consent Revocation Statement, none of the participants’ affiliates beneficially owns, directly or indirectly, any of our securities. Other than as disclosed in this Annex I or the Consent Revocation Statement, neither we nor any of the participants has any substantial interests, direct or indirect, by security holding or otherwise, in any matter to be acted upon pursuant to this Consent Revocation Statement or is or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option agreements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Annex I or the Consent Revocation Statement, none of us, the participants or any of their affiliates has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Other than as set forth in this Annex I or the Consent Revocation Statement, none of us, any of the participants or any of their affiliates has any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party.

Other than as set forth in this Annex I or the Consent Revocation Statement, there are no material legal proceedings in which any of the directors or executive officers of the Company or any of their affiliates is a party adverse to the Company or any of its subsidiaries, or proceedings in which such nominees or affiliates have a material interest adverse to the Company or any of its subsidiaries. Each of the Company’s directors have an indemnification agreement with the Company which may be applicable to the ongoing litigation described in the Consent Revocation Statement.

I-2

ANNEX II

RECENT TRADING HISTORY OF PARTICIPANTS
IN THIS CONSENT REVOCATION SOLICITATION

The following is a list of the acquisitions and dispositions of the Company’s Common Stock made during the last two years by persons who may be deemed participants in the Company’s solicitation of revocations of consent.

	Number of Shares
Participant	Acquired		Disposed	Date

Everett Willard Gray, II	363,636	*		11/24/2010
	3,500			8/18/2011

John W. Hawkins	10,000			2/17/2011

Richard F. LaRoche	579,793	**		1/3/2011
	133,334			5/26/2011
	7,105			8/25/2011

Lawrence J. Risley	188,844	**		1/3/2011
	3,500			8/18/2011

Brad Elliot Heidelberg and Nancy S. Stephenson did not acquire or dispose of any shares of the Company’s Common Stock during 2010, 2011 or 2012.

* The 363,636 shares acquired by Everett Willard Gray, II have been adjusted for the 1-for-55 reverse split effective December 27, 2010. The actual number of shares acquired was 20,000,000.

** These shares were acquired from Pure Gas Partners II, L.P. as a distribution of the shares issued to Pure Gas Partners II, L.P. in connection with the merger that was effective on January 3, 2011. Therefore, January 3, 2011 is stated as the acquisition date.

II-1

Important!

1.	Regardless of how many shares you own, your vote is very important. Please sign, date and mail the enclosed BLUE Consent Revocation Card, or vote your shares by telephone or via the Internet. WE STRONGLY RECOMMEND THAT YOU REJECT EACH OF THE DISSIDENT GROUP’S PROPOSED CONSENT PROPOSALS.

Please vote each BLUE Consent Revocation Card you receive since each account must be voted separately.

2.	We urge you NOT to sign any white consent card sent to you by the Dissident Group.

3.	Even if you have sent a white consent card to the Dissident Group, you have every legal right to change your vote. You may revoke that consent, and vote as recommended by your Board by signing, dating and mailing the enclosed BLUE Consent Revocation Card in the enclosed pre-paid return envelope.

4.	If your shares are held in the name of a bank, broker or other nominee, please vote the BLUE voting instruction form provided by your bank, broker or nominee, or follow the instructions on the voting instruction form to vote by telephone or via the Internet.

If you have any questions on the consent revocation, please contact:

Will Gray, Cross Border’s Chief Executive Officer, at 210-226-6700

Preliminary CopySubject to Completion, Dated March 28, 2012

CONSENT REVOCATION CARDBLUE

CONSENT REVOCATION
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF
CROSS BORDER RESOURCES, INC.

The undersigned, a record holder of shares of common stock, par value $0.001 per share (the “Common Stock”), of Cross Border Resources, Inc. (the “Company”), acting with respect to all shares of the Company’s Common Stock held by the undersigned at the close of business on February 21, 2012, hereby acts as follows concerning the Dissident Group Consent Proposals set forth below.

THE BOARD OF DIRECTORS OF THE COMPANY URGES YOU TO MARK THE “YES, REVOKE MY CONSENT” BOXES IN ALL PROPOSALS BELOW.

☒	PLEASE MARK VOTE AS IN THIS EXAMPLE

Proposal No. 1         Proposal made by the Dissident Group to amend Article IV, Section 15 of Cross Border’s Bylaws (the “Bylaws”) to provide that stockholders have the ability to fix the size of the Company’s Board of Directors (the “Board”) and to increase the size of the Board to eleven directors.

☐ YES, REVOKE MY CONSENT ☐ NO, DO NOT REVOKE MY CONSENT

Proposal No. 2         Proposal made by the Dissident Group to amend Article IV, Section 18 of the Bylaws to allow newly created directorships resulting from an increase in the size of the Board to be filled by a vote of the stockholders.

☐ YES, REVOKE MY CONSENT ☐ NO, DO NOT REVOKE MY CONSENT

Proposal No. 3         Proposal made by the Dissident Group to, subject to approval of Proposals Nos. 1 and 2, elect each of Alan W. Barksdale, Paul N. Vassilakos, Richard Y. Roberts, Lynden B. Rose, Randell K. Ford and William F. Miller, III to serve as a director of Cross Border (or, if any such Nominee is unable or unwilling to serve as a director of Cross Border, any other person designated as a Nominee by Red Mountain).

☐ YES, REVOKE MY CONSENT ☐ NO, DO NOT REVOKE MY CONSENT

Instruction: If you wish to revoke consent to the election of certain of the persons named in Proposal No. 3, but not all of them, check the “YES, REVOKE MY CONSENT” box above and write the name(s) of the candidate(s) you do not want to be elected in the following space:

Proposal No. 4          Proposal made by the Dissident Group to repeal the amendments to the Bylaws adopted by the Board on November 14, 2011 which added Article XIII – Acquisition of a Controlling Interest.

☐ YES, REVOKE MY CONSENT ☐ NO, DO NOT REVOKE MY CONSENT

Proposal No. 5         Proposal made by the Dissident Group to remove the power of the Board to amend the Bylaws prior to the next annual meeting of stockholders and repeal any provision of the Bylaws adopted by the Board in effect at the time this proposal becomes effective that was not included in the Bylaws as of the date of the initial filing of the Dissident Group’s Consent Solicitation on February 21, 2012 with the Securities and Exchange Commission.

☐ YES, REVOKE MY CONSENT ☐ NO, DO NOT REVOKE MY CONSENT

THE BOARD OF DIRECTORS OF THE COMPANY URGES YOU TO MARK THE “YES, REVOKE MY CONSENT” BOXES ON ALL PROPOSALS SET FORTH HEREIN.

UNLESS OTHERWISE INDICATED ABOVE, THIS REVOCATION CARD REVOKES ALL PRIOR CONSENTS GIVEN WITH RESPECT TO THE PROPOSALS SET FORTH HEREIN.

UNLESS YOU SPECIFY OTHERWISE, BY SIGNING, DATING AND DELIVERING THIS REVOCATION CARD TO CROSS BORDER, YOU WILL BE DEEMED TO HAVE REVOKED CONSENT TO ALL OF THE PROPOSALS SET FORTH HEREIN.

THE UNDERSIGNED HEREBY AFFIRMS THAT THE SHARES REPRESENTED HEREBY WERE HELD OF RECORD ON FEBRUARY 21, 2012.

IN ORDER FOR YOUR CONSENT REVOCATION TO BE VALID, IT MUST BE DATED. PLEASE MARK, SIGN, DATE AND MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Dated: _____________, 2012

Print Name: ________________________________

Signature (Title, if any): ___________________________________________

Signature (if held jointly): __________________________________________

Name and Title or Authority (if applicable): __________________________________

Please sign in the same form as name appears hereon. Executors and fiduciaries should indicate their titles. If signed on behalf of a corporation, give title of officer signing.

VOTE BY MAIL OR FACSIMILE

Please mark, sign and date your Consent Revocation card and return it in the postage-paid envelope provided or return it to: Cross Border Resources, Inc., 22610 US Highway 281 N., Suite 218, San Antonio, TX 78258, attn: Will Gray. Alternatively, you may return your Consent Revocation card by facsimile to Cross Border Resources, Inc. at 210-930-3967, attn: Will Gray. Please be sure to fax both sides of your Consent Revocation card.

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